NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS ANNOUNCES
TERMINATION OF SEC INVESTIGATION

DALLAS, January 18, 2022 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today announced that it has received a letter from the Securities and Exchange Commission (“SEC”) stating that the SEC’s investigation is concluded, and that the SEC enforcement staff does not intend to recommend any action by the SEC against Braemar. Ashford Hospitality Trust, Inc. (NYSE: AHT) and Ashford Inc. (NYSE American: AINC) also each received a letter stating that the SEC’s investigation is concluded, and that the SEC enforcement staff does not intend to recommend any action against the respective company.
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Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.